Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-225382 on Form S-3, Registration Statement No. 333-226086 on Form S-3/ASR, and Registration Statement Nos. 333-226537 and 333-205717 on Form S-8 of Tallgrass Energy, LP, of our report dated February 12, 2020, relating to the financial statements of Rockies Express Pipeline LLC, appearing in this Annual Report on Form 10-K of Tallgrass Energy, LP for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 12, 2020